Exhibit 1.1

DUKE REALTY CORPORATION

(an Indiana corporation)

DUKE REALTY LIMITED PARTNERSHIP

(an Indiana limited partnership)

$200,000,000

Shares of Common Stock

(par value $0.01 per share)

EQUITY DISTRIBUTION AGREEMENT

August 9, 2016

Barclays Capital Inc.

745 Seventh Avenue, 23rd Floor

New York, New York 10019

BB&T Capital Markets, a division of BB&T Securities, LLC

901 East Byrd Street, Suite 300

Richmond, Virginia 23219

Citigroup Global Markets Inc.

388/390 Greenwich Street

New York, New York 10013

J.P. Morgan Securities LLC

383 Madison Avenue, 5th Floor

New York, New York 10179

RBC Capital Markets, LLC

200 Vesey Street, 10th Floor

New York, New York 10281

Scotia Capital (USA) Inc.

250 Vesey Street

New York, New York 10281

Wells Fargo Securities, LLC

550 South Tryon Street

Charlotte, North Carolina 28202

Ladies and Gentlemen:

Each of Duke Realty Corporation, an Indiana corporation (the “Company”), and Duke Realty Limited Partnership, an Indiana limited partnership (the “Operating Partnership”), confirms its agreement (this “Agreement”) with Barclays Capital Inc. (“Barclays”), BB&T Capital Markets, a division of BB&T Securities, LLC (“BB&T”), Citigroup Global Markets Inc.

(“Citi”), J.P. Morgan Securities LLC (“J.P. Morgan”), RBC Capital Markets, LLC (“RBC”), Scotia Capital (USA) Inc. (“Scotia”), and Wells Fargo Securities, LLC (“Wells Fargo”) (each, a “Manager,” and collectively, the “Managers”), as follows:

SECTION 1. Description of Shares. The Company proposes to issue and sell through or to the Managers, as sales agents and/or principals, shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), having an aggregate gross sales price of up to $200,000,000 (the “Shares”) on the terms set forth in Section 3 of this Agreement. The Company agrees that whenever it determines to sell the Shares directly to a Manager as principal, it will enter into a separate agreement (each, a “Terms Agreement”), in form and substance mutually satisfactory to that Manager and the Company, relating to such sale in accordance with Section 3 of this Agreement.

SECTION 2. Representations and Warranties of the Company. The Company and the Operating Partnership, jointly and severally, represent and warrant to and agree with the Managers that:

(a) An “automatic shelf registration statement” (the “registration statement”) as defined in Rule 405 under the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively called the “Act”), on Form S-3 (File No. 333-203744) in respect of the Shares, including a form of prospectus, has been prepared and filed by the Company not earlier than three years prior to the date hereof, in conformity with the requirements of the Act, and the rules and regulations of the Securities and Exchange Commission (the “Commission”) thereunder (the “Rules and Regulations”). The registration statement contains certain information concerning the offering and sale of the Common Stock, including the Shares, and contains additional information concerning the Company and its business; the Commission has not issued an order preventing or suspending the use of the Basic Prospectus (as defined below), the Prospectus Supplement (as defined below), the Prospectus (as defined below) or any Permitted Free Writing Prospectus (as defined below), or the effectiveness of the Registration Statement, and no proceeding for that purpose or pursuant to Section 8A of the Act has been instituted or, to the knowledge of the Company or the Operating Partnership, threatened by the Commission. Except where the context otherwise requires, “Registration Statement,” as used herein, means the registration statement, as amended at the time of such registration statement’s effectiveness for purposes of Section 11 of the Act, as such section applies to the Managers, as well as any new registration statement, post-effective amendment or new automatic shelf registration statement as may have been filed pursuant to Sections 4(f) or (g) of this Agreement, including (1) all documents filed as a part thereof or incorporated or deemed to be incorporated by reference therein, (2) any information contained or incorporated by reference in a prospectus filed with the Commission pursuant to Rule 424(b) under the Act, to the extent such information is deemed, pursuant to Rule 430B or Rule 430C under the Act, to be part of the registration statement at the time of such registration statement’s effectiveness for purposes of Section 11 of the Act, as such section applies to the Managers, and (3) any registration statement filed to register the offer and sale of Shares pursuant to Rule 462(b) under the Act. Except where the context otherwise requires, “Basic Prospectus,” as used herein, means the prospectus filed as part of each Registration Statement, together with any amendments or supplements thereto as of the date of this Agreement. Except where the context otherwise requires, “Prospectus Supplement,” as used herein, means the final prospectus supplement, relating to the Shares, filed by the Company with the Commission pursuant to Rule 424(b) under the Act on or before the second business day after the date hereof (or such earlier time as may be required under the Act), in the form furnished by the Company to the Managers in connection with the offering of the Shares. Except where the context otherwise requires, “Prospectus,” as used herein, means the Prospectus Supplement together with the Basic Prospectus attached to or used with the Prospectus Supplement. Notwithstanding the foregoing, if any revised basic prospectus, prospectus supplement or prospectus shall be provided to the Managers by the Company for use in connection with the offering and sale of the Shares which differs from the Basic Prospectus, Prospectus Supplement or Prospectus, as the case may be (whether or not such revised basic prospectus, prospectus supplement or prospectus is required to be filed by the Company pursuant to Rule 424(b) of the Act), the terms “Basic Prospectus,” “Prospectus Supplement” and “Prospectus” shall refer to such revised basic prospectus, prospectus supplement or prospectus, as the case may be, from and after the time it is first provided to the Managers for such use. “Permitted Free Writing Prospectuses,” as used herein, means the documents listed on Schedule A attached hereto and any other “issuer free writing prospectus” (as defined in Rule 433 of the Act) that the Company and the Managers shall agree from time to time is a Permitted Free Writing Prospectus. Any reference herein to the registration statement, the Registration Statement, the Basic Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus shall be deemed to refer to and include the documents, if any, incorporated by reference, or deemed to be incorporated by reference, therein (the “Incorporated Documents”), including, unless the context otherwise requires, the documents, if any, filed as exhibits to such Incorporated Documents. Any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Basic Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus shall be deemed to refer to and include the filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”) on or after the initial effective date of the Registration Statement, or the date of the Basic Prospectus, the Prospectus Supplement, the Prospectus or such Permitted Free Writing Prospectus, as the case may be, and deemed to be incorporated therein by reference.

(b) The Registration Statement complied, in all material respects, when it became effective, complies, in all material respects, as of the date hereof and, as amended or supplemented, at each deemed effective date with respect to the Managers pursuant to Rule 430(B)(f)(2) of the Act, at each Settlement Date (as defined in Section 3(a)(vi) hereof), and at all times during which a prospectus is required by the Act to be delivered (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Shares, will comply, in all material respects, with the requirements of the Act, and the Registration Statement did not and will not, at or during such times, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; the conditions to the use of Form S-3 in connection with the offering and sale of the Shares as contemplated hereby have been satisfied; the Registration Statement meets, and the offering and sale of the Shares as contemplated hereby comply with, the requirements of Rule 415 under the Act (including, without limitation, Rule 415(a)(5)); the Basic Prospectus complied or will comply, in all material respects, at the time it was or will be filed with the Commission, complies, in all material respects, as of the date hereof (if filed with the Commission on or prior to the date hereof) and, as of the time of each sale of Shares pursuant to this Agreement (each, a “Time of

Sale”), at each Settlement Date and at all times during which a prospectus is required by the Act to be delivered (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Shares, will comply, in all material respects, with the requirements of the Act; at no time during the period that begins on the earlier of the date of the Basic Prospectus and the date the Basic Prospectus was filed with the Commission and ends on each Settlement Date did or will the Basic Prospectus, as then amended or supplemented, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; the Prospectus will comply, as of the date that it is filed with the Commission, the date of the Prospectus Supplement, each Time of Sale, each Settlement Date, and at all times during which a prospectus is required by the Act to be delivered (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Shares, in all material respects, with the requirements of the Act (including, without limitation, Section 10(a) of the Act); at no time during the period that begins on the date of the Prospectus Supplement and ends at the later of each Settlement Date and the end of the period during which a prospectus is required by the Act to be delivered (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Shares did or will the Prospectus, as then amended or supplemented, either alone or together with any combination of one or more of the then issued Permitted Free Writing Prospectuses, if any, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; each Permitted Free Writing Prospectus will comply, as of its date, as of each Time of Sale and Settlement Date and at all times during which a prospectus is required by the Act to be delivered (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Shares, in all material respects with the requirements of the Act; at no time during the period that begins on the date of each Permitted Free Writing Prospectus and ends at the later of each Settlement Date and the end of the period during which a prospectus is required by the Act to be delivered (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of any Shares did or will such Permitted Free Writing Prospectus include any information that conflicted or will conflict with any information contained in the Registration Statement, the Prospectus or any Incorporated Document or include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty with respect to any statement contained in the Registration Statement, the Basic Prospectus, the Prospectus, the Prospectus Supplement or any Permitted Free Writing Prospectus in reliance upon and in conformity with information furnished in writing by or on behalf of the Managers expressly for use in the Registration Statement, the Basic Prospectus, the Prospectus or such Permitted Free Writing Prospectus, as the case may be; each Incorporated Document, at the time such document was filed with the Commission or at the time such document became effective, as applicable, complied, in all material respects, with the requirements of the Exchange Act and did not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

For all purposes of this Agreement (including, without limitation, the provisions of this paragraph and of Section 7 of this Agreement), the Company and the Managers agree that the only information furnished or to be furnished by or on behalf of the Managers expressly for use in the Registration Statement, the Basic Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus or any amendment or supplement to any of the foregoing is the statement that the Managers will not engage in any transactions that stabilize the Common Stock appearing in the last sentence of the first paragraph under the caption “Plan of Distribution” in the Prospectus Supplement dated August 9, 2016.

(c) (i) At the time of filing of the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Act) made any offer relating to the Shares in reliance on the exemption of Rule 163 under the Act and (iv) at the date hereof, the Company is a “well-known seasoned issuer” as defined in Rule 405 under the Act. The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) under the Act objecting to the use of the automatic shelf registration form.

(d) Prior to the execution of this Agreement, the Company has not, directly or indirectly, offered or sold any Shares by means of any “prospectus” or “free writing prospectus” (in each case within the meaning of the Act) or used any “prospectus” or “free writing prospectus” (in each case within the meaning of the Act) in connection with the offer or sale of the Shares, and from and after the execution of this Agreement, the Company will not, directly or indirectly, offer or sell any Shares by means of any “prospectus” or “free writing prospectus” (in each case within the meaning of the Act) or use any “prospectus” or “free writing prospectus” (in each case within the meaning of the Act) in connection with the offer or sale of the Shares, other than the Prospectus, as amended or supplemented from time to time in accordance with the provisions of this Agreement, and any Permitted Free Writing Prospectuses, including electronic road shows furnished to the Manager before first use; the Company has not, directly or indirectly, prepared, used or referred to any Permitted Free Writing Prospectus except in compliance with Rule 163 or with Rules 164 and 433 under the Act; assuming that any such Permitted Free Writing Prospectus is so sent or given after the Registration Statement was filed with the Commission (and after such Permitted Free Writing Prospectus was, if required pursuant to Rule 433(d) under the Act, filed with the Commission), the sending or giving, by the Managers, of any Permitted Free Writing Prospectus will satisfy the provisions of Rule 164 or Rule 433 (without reliance on subsections (b), (c) and (d) of Rule 164); the conditions set forth in one or more of subclauses (i) through (iv), inclusive, of Rule 433(b)(1) under the Act are satisfied, and the registration statement relating to the offering of the Shares contemplated hereby, as initially filed with the Commission, includes a prospectus that, other than by reason of Rule 433 or Rule 431 under the Act, satisfies the requirements of Section 10 of the Act; neither the Company nor the Managers are disqualified, by reason of subsection (f) or (g) of Rule 164 under the Act, from using, in connection with the offer and sale of the Shares, “free writing prospectuses” (as defined in Rule 405 under the Act) pursuant to Rules 164 and 433 under the Act; the Company is not an “ineligible issuer” (as defined in Rule 405 under the Act) as of the eligibility determination date for purposes of Rules 164 and 433 under the Act with respect to the offering of the Shares contemplated by the Registration Statement; the parties hereto agree and understand that the content of any and all “road shows” (as defined in Rule 433 under the Act) related to the offering of the Shares contemplated hereby are “issuer free writing prospectuses” as defined in Rule 433 of the Act.

(e) As of the date of this Agreement, the Company has an authorized and outstanding capitalization as set forth in the consolidated balance sheet as of June 30, 2016 or as of the Company’s then most recently completed quarter or fiscal year, contained in the Company’s quarterly report on Form 10-Q or the Company’s annual report on Form 10-K, as applicable, at the indicated date, and there has been no material change in such information since June 30, 2016 or the Company’s then most recently completed quarter or fiscal year, other than as disclosed in a document or report filed with the Commission and incorporated by reference in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus; all of the issued and outstanding shares of capital stock, including the Common Stock, of the Company have been duly authorized and validly issued and are fully paid and non-assessable, have been issued in compliance with all applicable securities laws in all material respects and were not issued in violation of any preemptive right, resale right, right of first refusal or similar right; the Shares are duly listed, and admitted and authorized for trading, subject to official notice of issuance, on the New York Stock Exchange (the “NYSE”).

(f) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Indiana, with full corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement, the Prospectus and the Permitted Free Writing Prospectuses, if any, to execute and deliver this Agreement and to issue, sell and deliver the Shares as contemplated herein.

(g) The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, (i) have a material adverse effect on the condition, financial or otherwise, or the earnings, assets or business prospects of the Company and the Subsidiaries (as defined below) taken as a whole, (ii) prevent or materially interfere with consummation of the transactions contemplated hereby or (iii) result in the delisting of shares of Common Stock from the NYSE (the occurrence of any such effect or any such prevention or interference or any such result described in the foregoing clauses (i), (ii) and (iii) being herein referred to as a “Material Adverse Effect”).

(h) The Company indirectly or directly owns all of the issued and outstanding capital stock or other equity interests of each of its subsidiaries as defined in Rule 12b-2 of the Exchange Act (each a “Subsidiary” and collectively the “Subsidiaries”) other than the Subsidiaries that own properties (the “Property Partnerships”), Duke Realty Services Limited Partnership and Duke Construction Limited Partnership; other than the capital stock or other equity interests of the Subsidiaries, the Company does not own, directly or indirectly, any shares of stock or any other equity interests or long-term debt securities of any corporation, firm, partnership, joint venture, association or other entity except for interests in unconsolidated joint ventures or such interests as, in the aggregate, are not material to the condition, financial or otherwise, or the earnings, assets, business, affairs or business prospects of the Company, the Operating Partnership, the Subsidiaries and the Property Partnerships; complete and correct copies of the organizational documents of the Company, the Operating Partnership, Duke Acquisition, Inc., Duke Realty Construction, Inc., Duke Construction Limited Partnership and Duke Realty Ohio and all amendments thereto have been delivered to the Managers; each Subsidiary has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with full requisite power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Prospectus and the Permitted Free Writing Prospectuses, if any; each Subsidiary is duly qualified to do business as a foreign corporation, partnership or limited liability company, as the case may be, and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, have a Material Adverse Effect; all of the outstanding shares of capital stock or equity interests, as the case may be, of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable, have been issued in compliance with all applicable securities laws, were not issued in violation of any preemptive right, resale right, right of first refusal or similar right and other than the Property Partnerships, Duke Realty Services Limited Partnership and Duke Construction Limited Partnership, are owned by the Company or the Subsidiaries, in each case free and clear of any security interest, mortgage pledge, lien or other encumbrance or adverse claims; the Company is the sole general partner and a 1% owner of Duke Realty Services Limited Partnership, and the Operating Partnership is the sole limited partner and 99% owner of Duke Realty Services Limited Partnership; Duke Business Centers Corporation, a wholly-owned subsidiary of Duke Realty Construction, Inc. is the sole general partner and a 1% owner of Duke Construction Limited Partnership; the 99% limited partnership interest of Duke Construction Limited Partnership is owned by Duke Realty Construction, Inc., an Indiana corporation which is wholly owned by the Operating Partnership; except for transactions described in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus and any transactions in connection with the redemption of partnership interests in the Operating Partnership (“Units”), dividend reinvestment plans, stock option, and other employee benefit plans, no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligation into shares of capital stock or ownership interests in the Company or any of the Subsidiaries are outstanding; and the Company has no “significant subsidiary,” as that term is defined in Rule 1-02(w) of Regulation S-X under the Act, other than the Operating Partnership, Duke Acquisition, Inc., Duke Realty Construction, Inc., Duke Construction Limited Partnership and Duke Realty Ohio.

(i) The Shares have been duly and validly authorized by the Company and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued, fully paid and non-assessable and free of statutory and contractual preemptive rights, resale rights, rights of first refusal and similar rights; the Shares, when issued and delivered against payment therefor as provided herein, will be free of any restriction upon the voting or transfer thereof pursuant to the Company’s charter (other than the transfer restrictions set forth in Article X of the Company’s charter) or bylaws or any agreement or other instrument to which the Company is a party.

(j) The capital stock of the Company, including the Shares, conforms in all material respects to each description thereof, if any, contained or incorporated by reference in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus; and the certificates for the Shares are in due and proper form.

(k) Except as would not, individually or in the aggregate, have a Material Adverse Effect, with respect to the stock options (the “Stock Options”) granted pursuant to the stock-based compensation plans of the Company and its subsidiaries (the “Company Stock Plans”), (i) each grant of a Stock Option was duly authorized, no later than the date on which the grant of such Stock Option was by its terms to be effective, by all necessary corporate action, including, as applicable, approval by the Board of Directors of the Company (or a duly constituted and authorized committee thereof) by the necessary number of votes or written consents, (ii) each such grant was made in accordance with the terms of the Company Stock Plan under which it was granted, and (iii) each such grant was properly accounted for in accordance with generally accepted accounting principles in the financial statements (including the related notes) of the Company and the Operating Partnership and disclosed in the Company’s and the Operating Partnership’s filings with the Commission in accordance with the Exchange Act and all other applicable laws. The Company has not knowingly granted, and there is no and has been no policy or practice of the Company of granting, Stock Options prior to, or otherwise coordinating the grant of Stock Options with, the release or other public announcement of material information regarding the Company or any of the Subsidiaries or their results of operations or prospects.

(l) Each of the Company and the Operating Partnership has full requisite power and authority to enter into this Agreement. This Agreement has been duly authorized, executed and delivered by the Company and the Operating Partnership. This Agreement constitutes a valid and binding agreement of the Company and the Operating Partnership and is enforceable against the Company and the Operating Partnership in accordance with its terms, except as the enforceability hereof and thereof may be limited by applicable bankruptcy, insolvency, reorganization and similar laws affecting creditors’ rights generally and moratorium laws in effect from time to time and by equitable principles restricting the availability of equitable remedies.

(m) Neither the Company nor any of the Subsidiaries is in breach or violation of, or in default, under (nor has any event occurred which, with notice, lapse of time or both, would result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) (A) its charter, bylaws, certification of limited partnership, partnership agreement, certificate of limited liability company or limited liability company agreement (or equivalent operating document), or (B) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which it is a party or by which it or any of its properties may be bound or affected, or (C) any federal, state, local or foreign law, regulation or rule, or (D) any decree, judgment or order applicable to it or any of its assets or properties, except, with respect to clauses (B), (C) and (D) only, for breaches or violations of, or defaults under, that would not have a Material Adverse Effect.

(n) The execution, delivery and performance of this Agreement, the issuance and sale of the Shares and the consummation of the transactions contemplated hereby will not conflict with, result in any breach or violation of or constitute a default under (nor constitute any event which, with notice, lapse of time or both, would result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) (or result in the creation or imposition of a lien, charge or encumbrance on any real property owned, directly or indirectly, by the Company or any of the Subsidiaries (the “Property”) or assets of the Company or any Subsidiary pursuant to) (A) the charter, bylaws, certificate of limited partnership, partnership agreement, certificate of limited liability company or limited liability company agreement (or equivalent operating document), as the case may be, of the Company or any of the Subsidiaries, or (B) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of material indebtedness, or any material license, lease, contract or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties or assets may be bound or affected, or (C) any federal, state, local or foreign law, regulation or rule, or (D) any decree, judgment or order applicable to the Company or any of the Subsidiaries or any of their respective properties or assets.

(o) No authorization, approval, consent or order of or filing with any court or governmental or regulatory commission, board, body, authority or agency, or approval of the shareholders of the Company, is required in connection with the issuance and sale of the Shares or the consummation by the Company of the transactions contemplated hereby, other than (i) registration of the Shares under the Act, which has been effected, (ii) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Manager or (iii) under the Conduct Rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”).

(p) Except as described in the Registration Statement and the Prospectus, (i) no person (other than persons who received Units) has the right, contractual or otherwise, to cause the Company to issue or sell to it any shares of Common Stock or shares of any other capital stock or other equity interests of the Company, (ii) no person has any preemptive rights, resale rights, rights of first refusal or other rights to purchase any shares of Common Stock or shares of any other capital stock of or other equity interests in the Company, and (iii) no person has the right, contractual or otherwise, to cause the Company to register under the Act any shares of Common Stock or shares of any other capital stock of or other equity interests in the Company, or to include any such shares or interests in the Registration Statement or the offering contemplated thereby.

(q) Each of the Company and the Subsidiaries possesses such licenses, certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, or proposed to be conducted by them, the absence of which would have a Material Adverse Effect; and neither the Company nor the Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such license, certificate, authority or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

(r) There is no action, suit or proceeding before or by any court or governmental agency, regulatory commission, board, body or authority, domestic or foreign, now pending, or, to the knowledge of the Company or the Operating Partnership, threatened against or affecting any entity belonging to the Company or any of the Subsidiaries, any of their properties or assets or any of their respective officers or directors, which is material to the Company and the Subsidiaries as a whole and is required to be disclosed in the Registration Statement, Prospectus or any Permitted Free Writing Prospectus (other than as disclosed therein), or that, if determined adversely to the Company or any of the Subsidiaries or any of their properties or assets, or any of their respective officers or directors, will or could reasonably be expected to result in any Material Adverse Effect, or which might materially and adversely affect the properties or assets of the Company and the Subsidiaries or which might materially and adversely affect the consummation of this Agreement or the transactions contemplated herein. Other than as disclosed in the Registration Statement or Prospectus, there are no pending legal or governmental proceedings to which the Company or any of the Subsidiaries is a party or of which they or any of their respective properties or assets is the subject, including ordinary routine litigation incidental to the business, that are, considered in the aggregate, material to the condition, financial or otherwise, or the earnings, assets, business affairs or business prospects of the Company and the Subsidiaries as a whole. There are no contracts or documents of the Company or the Subsidiaries which are required to be filed as exhibits to the Registration Statement by the Act or the Rules and Regulations which have not been so filed.

(s) KPMG LLP, the accounting firm that audited the financial statements and supporting schedules included in, or incorporated by reference into, the Registration Statement, and the Prospectus, are independent public accountants as required by the Act and by the rules of the Public Company Accounting Oversight Board.

(t) The financial statements included in, or incorporated by reference into, the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, together with the related schedules and notes, present fairly the consolidated financial position of the respective entity or entities presented therein at the respective dates indicated and the consolidated results of their operations for the respective periods specified. Except as otherwise stated in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, said financial statements have been prepared in compliance with the applicable requirements of the Act and the Exchange Act and in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved. The supporting schedules included or incorporated by reference in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus present fairly the information required to be stated therein. The Company’s ratios of earnings to fixed charges (actual and, if any, pro forma) included in the Prospectus under the caption “Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends” and in Exhibit 12 to the Registration Statement have been calculated in compliance with Item 503(d) of Regulation S-K of the Commission. The other financial and statistical data contained or incorporated by reference in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus are accurately and fairly presented and prepared on a basis consistent with the financial statements and books and records of the respective entities presented therein. Pro forma financial information included in or incorporated by reference in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus has been prepared in accordance with the applicable requirements of the Act and the Exchange Act and includes all adjustments necessary to present fairly the pro forma financial position of the Company at the respective dates indicated and the results of operations for the respective periods specified; there are no financial statements (historical or pro forma) that are required to be included or incorporated by reference in the Registration Statement or the Prospectus that are not included or incorporated by reference as required; and all disclosures contained or incorporated by reference in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Act, to the extent applicable.

(u) Subsequent to the respective dates as of which information is given in the Registration Statement, the Prospectus and the Permitted Free Writing Prospectuses, if any, there has not been, except as otherwise stated therein, (i) any material adverse change, in the condition, financial or otherwise, or the earnings, assets or business prospects of the Company and the Subsidiaries taken as a whole, whether or not arising in the ordinary course of business, (ii) any casualty, loss, condemnation or other adverse event with respect to any Property, which is material to the Company and the Subsidiaries as a whole, (iii) any transaction or acquisition entered into by the Company or the Subsidiaries, other than those arising in the ordinary course of business, which is material to the Company and the Subsidiaries taken as a whole, (iv) any obligation or liability, direct or contingent (including any off-balance sheet obligations), incurred by the Company or any Subsidiary, which is material to the Company and the Subsidiaries taken as a whole, (v) with the exception of transactions in connection with stock options, employee benefit plans and dividend reinvestment plans, the issuance of shares of Common Stock upon the exchange of Units and the issuance of Units in connection with the acquisition of real or personal property, any material change in the capital stock or other equity interests of the Company or any Subsidiaries or (vi) except for quarterly dividends on the Common Stock, any dividend or distribution of any kind declared, paid or made on the capital stock or other equity interests of the Company or any Subsidiary.

(v) Neither the Company nor any Subsidiary is, or after giving effect to the application of proceeds as described in the Prospectus will be, required to be registered under the Investment Company Act of 1940, as amended (the “1940 Act”).

(w) At all times since February 13, 1986, the Company has been, and upon the sale of the Shares, the Company will continue to be, organized and operated in conformity with the requirements for qualification as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the “Code”), and its proposed method of operation will enable it to continue to meet the requirements for taxation as a real estate investment trust under the Code.

(x) The Company and each of the Subsidiaries have good and marketable title to all material items of Property (and improvements thereon), leasehold interests and general and limited partnership or limited liability company interests owned by them, in each case free and clear of (A) all liens, encumbrances, claims, security interests and defects, except such as are (i) described in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, (ii) referred to in the title policies of such Properties, (iii) serving as security for loans described in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, or (iv) nonmaterial to the Company and the Subsidiaries taken as a whole; (B) all material contracts of the Operating Partnership and any subsidiary to provide leasing, property management and construction management services, general contractor services for third parties, and real estate development, construction and miscellaneous tenant services businesses (the “Related Businesses”), are enforceable by and in the name of the Operating Partnership and the applicable subsidiary, as the case may be; (C) all liens, charges, encumbrances, claims, or restrictions on or affecting any of the Properties or Related Businesses and the assets of the entities comprising the Company and the Subsidiaries which are required to be disclosed in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus are disclosed therein; (D) neither the Company nor any of the Subsidiaries or, to the knowledge of the Company or the Operating Partnership, any tenant of any of the Properties is in default under any of the ground leases (as lessee) or space leases (as lessor) relating to, or any of the mortgages or other security documents or other agreements encumbering or otherwise recorded against, such Properties, and neither the Company nor any of the Subsidiaries knows of any event, which, but for the passage of time or the giving of notice, or both, would constitute a default under any of such documents or agreements, other than such defaults that would not have a Material Adverse Effect; (E) no tenant under any of the leases, pursuant to which the Company or any of the Subsidiaries, as lessor, leases its property, has an option or right of first refusal to purchase the premises demised under such lease, the exercise of which would have a Material Adverse Effect; (F) each of the Properties complies with all applicable codes, laws and regulations (including, without limitation, building and zoning codes, laws and regulations and laws relating to access to the Properties), except for such failures to comply that would not individually or in the aggregate have a Material Adverse Effect; and (G) neither the Company nor the Operating Partnership has knowledge of any pending or threatened condemnation proceedings, zoning change, or other proceeding or action that will in any manner affect the size of, use of, improvements on, construction on or access to any Properties, except such proceedings or actions that would not have a Material Adverse Effect.

(y) Neither the Company nor any Subsidiary is required to own or possess any trademarks, service marks, trade names or copyrights not now lawfully owned, possessed or licensed in order to conduct the business now operated by such entity, the absence of which would have a Material Adverse Effect.

(z) No material labor dispute with the employees of the Company or any of the Subsidiaries exists or, to the knowledge of the Company or the Operating Partnership, is imminent; and neither the Company nor the Operating Partnership is aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors which might be expected to have a Material Adverse Effect.

(aa) Except as disclosed in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, and, with respect to clauses (A), (B) and (C) below, except for activities, conditions, circumstances or matters that would not have a Material Adverse Effect, (A) each Property, including, without limitation, the Environment (as defined below) associated with such Property, is free of any Hazardous Substance (as defined below); (B) neither the Company nor the Subsidiaries has caused or suffered to occur any Release (as defined below) of any Hazardous Substance into the Environment on, in, under or from any Property, and no condition exists on, in, under or from any Property, to the knowledge of the Company or the Operating Partnership, that could result in the incurrence of material liabilities or any material violations of any Environmental Law (as defined below), give rise to the imposition of any Lien (as defined below) under any Environmental Law, or cause or constitute a health, safety or environmental hazard to any property, person or entity; (C) neither the Company nor the Subsidiaries is engaged in or intends to engage in any manufacturing or any other operations at the Properties that (1) require the use, handling, transportation, storage, treatment or disposal of any Hazardous Substance or (2) require permits or are otherwise regulated pursuant to any Environmental Law, other than permits which have been obtained; (D) neither the Company nor the Subsidiaries has received any notice of a claim material to the Company and the Subsidiaries as a whole under or pursuant to any Environmental Law or under common law pertaining to Hazardous Substances on or originating from any Property; (E) neither the Company nor the Subsidiaries has received any notice from any Governmental Authority (as defined below) claiming any material violation of any Environmental Law; and (F) no Property is included or, to the knowledge of the Company or the Operating Partnership, proposed for inclusion on the National Priorities List issued pursuant to CERCLA (as defined below) by the United States Environmental Protection Agency (the “EPA”) or on the Comprehensive Environmental Response, Compensation, and Liability Information System database maintained by the EPA, and no Property has been identified by the EPA as a potential CERCLA removal, remedial or response site or included or, to the knowledge of the Company or the Operating Partnership, proposed for inclusion on, any similar list of potentially contaminated sites pursuant to any other Environmental Law.

Excluding such customary amounts as may be lawfully generated, stored, used, treated, disposed of, or otherwise handled or located at any Property, as used herein “Hazardous Substance” shall include, without limitation, any hazardous substance, hazardous waste, toxic or dangerous substance, pollutant, toxic waste or similarly designated materials, including, without limitation, oil, petroleum or any petroleum-derived substance or waste, asbestos or asbestos-containing materials, PCBs, pesticides, explosives, radioactive materials, dioxins, urea formaldehyde insulation or any hazardous constituent of any such substance, pollutant or waste, including any such substance, pollutant or waste identified or regulated under any Environmental Law (including, without limitation, materials listed in the United States Department of Transportation Optional Hazardous Material Table, 49 C.F.R. § 172.101, as the same may now or hereafter be amended, or in the EPA’s List of Hazardous Substances and Reportable Quantities, 40 C.F.R. Part 3202, as the same may now or hereafter be amended); “Environment” shall mean any surface water, drinking water, ground water, land surface, subsurface strata, river sediment, buildings, structures, and ambient, workplace and indoor and outdoor air; “Environmental Law” shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 C. § 9601 et seq.) (“CERCLA”), the Resource Conservation and Recovery Act of 1976, as amended (42 C. § 6901, et seq.), the Clean Air Act, as amended (42 C. § 7401, et seq.), the Clean Water Act, as amended (33 C. § 1251, et seq.), the Toxic Substances Control Act, as amended (15 C. § 2601, et seq.), the Occupational Safety and Health Act of 1970, as amended (29 C. § 651, et seq.), the Hazardous Materials Transportation Act, as amended (49 C. § 1801, et seq.), and all other federal, state and local laws, ordinances, regulations, rules, orders, decisions and permits relating to the protection of the environments or of human health from environmental effects; “Governmental Authority” shall mean any federal, state or local governmental office, agency or authority having the duty or authority to promulgate, implement or enforce any Environmental Law; “Lien” shall mean, with respect to any Property, any mortgage, deed of trust, pledge, security interest, lien, encumbrance, penalty, fine, charge, assessment, judgment or other liability in, on or affecting such Property; and “Release” shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, emanating or disposing of any Hazardous Substance into the Environment, including, without limitation, the abandonment or discard of barrels, containers, tanks (including, without limitation, underground storage tanks) or other receptacles containing or previously containing any Hazardous Substance or any release, emission, discharge or similar term, as those terms are defined or used in any Environmental Law.

(bb) Each of the Company and the Subsidiaries has obtained title insurance on all of the properties owned by each of them in an amount at least equal to (A) the cost to acquire land and improvements in the case of an acquisition of improved property or (B) the cost to acquire land in the case of an acquisition of unimproved property, except as described in the Registration Statement and the Prospectus or except, in each case, where the failure to maintain such title insurance would not reasonably be expected to have a Material Adverse Effect, and in each case such title insurance is in full force and effect.

(cc) Each of the Company and the Operating Partnership has filed all federal, state, local and foreign income tax returns which have been required to be filed (except in any case in which the failure to so file would not have a Material Adverse Effect) and has paid all taxes required to be paid and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except, in all cases, for any such tax, assessment, fine or penalty that is being contested in good faith and except in any case in which failure to do so would not result in a Material Adverse Effect.

(dd) Each of the Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are customary in the businesses in which they are engaged; and none of the Company or any of the Subsidiaries has any reason to believe that it or any of its subsidiaries will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its businesses at a cost that would not have a Material Adverse Effect, except as described in or contemplated by the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus.

(ee) Neither the Company nor any Subsidiary has sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements referred to or described in the Prospectus or any Permitted Free Writing Prospectus, or referred to or described in, or filed as an exhibit to, the Registration Statement or any Incorporated Document, and no such termination or non-renewal has been threatened by the Company or any Subsidiary or, to the knowledge of the Company or the Operating Partnership, any other party to any such contract or agreement.

(ff) The Common Stock is an “actively-traded security” excepted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule.

(gg) The assets of the Company do not constitute “plan assets” under the Employee Retirement Income Security Act of 1974, as amended.

(hh) Each of the Company and the Subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, based on each of the Company’s and the Operating Partnership’s most recent evaluation of its internal controls over financial reporting pursuant to Rule 13a-15(c) of the Exchange Act, there are no material weaknesses in the Company’s or the Operating Partnership’s internal controls.

(ii) Each of the Company and the Subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that complies with the requirements of the Exchange Act and that has been designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. Each of the Company and the Subsidiaries has carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act. Since the date of the most recent evaluation of such disclosure controls and procedures and internal controls, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses; the Company, the Subsidiaries and the Company’s directors and officers are each in compliance in all material respects with all applicable effective provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations of the Commission and the NYSE promulgated thereunder.

(jj) Neither the Company or any of its subsidiaries nor, to the knowledge of the Company, any director, partner, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; or (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”), or any applicable law or regulation implementing the FCPA, the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions (the “OECD Convention”), or any other applicable anti-bribery or anti-corruption law. The Company and its subsidiaries have instituted, maintain and enforce, and will continue to maintain and enforce, policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance with the FCPA, the OECD Convention or any other applicable anti-bribery or anti-corruption law or the rules and regulations thereunder.

(kk) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(ll) Neither the Company nor any of its subsidiaries, directors or officers, nor, to the knowledge of the Company based on reasonable inquiry, any employee, agent or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered or enforced by the U.S. Government (including the Office of Foreign Assets Control of the U.S. Treasury Department, the U.S. Department of Commerce, the U.S. Department of State and including the designation as a “specially designated national” or a “blocked person”) (collectively, “Sanctions”), nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject or target of Sanctions. The Company will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person, (i) to fund or facilitate any activities of or business with any person that, at the time of such funding, is the subject of Sanctions, or is in Cuba, Iran, North Korea, Sudan, Syria, Crimea or in any other country or territory, that, at the time of such funding, is the subject of Sanctions, or (ii) in any other manner that will result in a violation by any person (including any person participating in the offering, whether as sales agent, underwriter, advisor, investor or otherwise) of Sanctions.

(mm) No Subsidiary is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s property or assets to the Company or any other Subsidiary of the Company, except as described in the Registration Statement (excluding the exhibits thereto) and the Prospectus.

(nn) The issuance and sale of the Shares as contemplated hereby will not cause any holder of any shares of capital stock, securities convertible into or exchangeable or exercisable for capital stock or options, warrants or other rights to purchase capital stock or any other securities of the Company to have any right to acquire any shares of preferred stock of the Company.

(oo) The Company is in compliance with the rules of the NYSE, including, without limitation, the requirements for continued listing of the Common Stock on the NYSE and the Company has not received any notice from the NYSE regarding the delisting of the Common Stock from the NYSE.

(pp) Except pursuant to this Agreement, neither the Company nor any of the Subsidiaries has incurred any liability for any finder’s or broker’s fee or agent’s commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby or by the Registration Statement.

(qq) Neither the Company nor any of the Subsidiaries nor any of their respective directors, officers, affiliates or controlling persons has taken, directly or indirectly, any action designed or which has constituted or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(rr) To the knowledge of the Company or the Operating Partnership, there are no affiliations or associations between (i) any member of FINRA and (ii) the Company or any of the Company’s officers, directors or 5% or greater security holders or any beneficial owner of the Company’s unregistered equity securities that were acquired at any time on or after the 180th day immediately preceding the date the Registration Statement was initially filed with the Commission, except as disclosed in the Registration Statement (excluding the exhibits thereto) and the Prospectus.

(ss) The interactive data in eXtensible Business Reporting Language that have been filed with the Commission in connection with the documents incorporated by reference in the Registration Statement and the Prospectus fairly present the information called for in material respects and have been prepared in accordance with the Commission’s rules and guidelines applicable thereto in all material respects.

In addition, any certificate signed by any officer of the Company or any of the Subsidiaries and delivered to the Managers or counsel for the Managers in connection with the offering of the Shares shall be deemed to be a representation and warranty by the Company, as to matters covered thereby, to the Managers.

SECTION 3. Sale and Delivery of Securities.

(a) On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell through the Managers, as sales agents, and each Manager agrees to use its commercially reasonable efforts to sell, as sales agent for the Company, the Shares on the following terms.

(i) The Shares are to be sold on a daily basis or otherwise as shall be agreed to by the Company and the Manager through whom the sale of Shares is effected on that day, on any day that (A) is a trading day for the NYSE (a “Trading Day”), (B) the

Company has instructed such Manager by telephone (confirmed promptly by electronic mail or other method mutually agreed to by the parties) from any of the individuals listed as an authorized representative of the Company on Schedule B hereto (the “Authorized Company Representatives”) to make such sales, and (C) the Company has satisfied its obligations under Section 6 of this Agreement. On any Trading Day, the Company shall sell Shares through only one of the Managers, but in no event through more than one, and the Company shall give at least one business day prior written notice by facsimile, email or other method mutually agreed to by the parties to such Manager to notify it of any change of the Manager through whom the sale of Shares will be effected. For the avoidance of doubt, the foregoing limitation shall not apply to sales solely to employees or security holders of the Company or the Subsidiaries, or to a trustee or other person acquiring such securities for the accounts of such persons in which any of Barclays, BB&T, Citi, J.P. Morgan, RBC, Scotia, and Wells Fargo is acting for the Company in a capacity other than as Manager under this Agreement. On any Trading Day, the Company will designate the maximum number of Shares to be sold by the Manager effecting the sales on that day, as agreed to by such Manager (in any event not in excess of the amount of Shares available for issuance under the currently effective Registration Statement or in excess of the amount of Shares authorized from time to time to be issued and sold under this Agreement by the Company’s Board of Directors, or a duly authorized committee thereof, and notified to the Managers in writing), and the minimum price per share at which such Shares may be sold. Subject to the terms and conditions hereof, each Manager shall use its commercially reasonable efforts to offer and sell all of the Shares designated to be sold by such Manager on any day; provided, however, that no Manager shall have any obligation to offer or sell any Shares, and the Company acknowledges and agrees that the Managers shall have no such obligation, in the event an offer or sale of the Shares on behalf of the Company may, in the judgment of such Manager, constitute the sale of a “block” under Rule 10b-18(a)(5) under the Exchange Act or a “distribution” within the meaning of Rule 100 of Regulation M under the Exchange Act or such Manager reasonably believes it may be deemed an “underwriter” under the Act in a transaction that is other than by means of ordinary brokers’ transactions between members of the NYSE that qualify for delivery of a Prospectus to the NYSE in accordance with Rule 153 under the Act (such ordinary brokers’ transactions are hereinafter referred to as “At the Market Offerings”).

(ii) Notwithstanding the foregoing, the Company, through any of the Authorized Company Representatives, may instruct the Manager through whom the sale of Shares is to be effected on that day, by telephone (confirmed promptly by electronic mail or other method mutually agreed to by the parties), not to sell the Shares if such sales cannot be effected at or above the price designated by the Company in any such instruction. In addition, the Company or the Manager, may, upon notice to the other parties hereto by telephone (confirmed promptly by electronic mail or other method mutually agreed to by the parties), suspend the offering of the Shares; provided, however, that such suspension shall not affect or impair the parties’ respective obligations with respect to the Shares sold hereunder prior to the giving of such notice.

(iii) Each of the Managers hereby covenants and agrees not to make any sales of the Shares on behalf of the Company, pursuant to this Section 3(a), other than (A) by means of At the Market Offerings, and (B) such other sales of the Shares on behalf of the Company in its capacity as agent of the Company as shall be agreed by the Company and the Managers.

(iv) The compensation to the Managers, as agent of the Company, for sales of the Shares shall be up to 2% of the gross sales price (the “Managers’ Compensation”) of the Shares sold pursuant to this Section 3(a). The gross sales price of any Shares sold (the “Gross Proceeds”) pursuant to this Agreement by a Manager acting as sales agent of the Company shall be the market price prevailing at the time of sale for shares of the Company’s Common Stock sold by such Manager on the NYSE or otherwise, at prices relating to prevailing market prices or at negotiated prices. The remaining proceeds, after deducting the Managers’ Compensation and further deduction for any transaction fees imposed by any governmental or self-regulatory organization in connection with such sales, shall constitute the net proceeds to the Company for such Shares (the “Net Proceeds”).

(v) The Manager through whom sales are affected shall provide written confirmation (which may be by facsimile or email) to the Company following the close of trading on the NYSE each day in which the Shares are sold under this Section 3(a) setting forth the aggregate amount of the Shares sold on such day, the aggregate Gross Proceeds to the Company, the aggregate Net Proceeds to the Company, and the aggregate Managers’ Compensation payable by the Company to the Manager with respect to such sales.

(vi) Settlement for sales of the Shares pursuant to this Section 3(a) will occur on the third Trading Day following the date on which such sales are made (provided that, if such third Trading Day is not a business day (as defined below), then settlement will occur on the next succeeding Trading Day that is also a business day), unless another date shall be agreed upon by the Company and the Manager selling such Shares (each such date, a “Settlement Date”). As used in the preceding sentence and in Section 7 below, the term “business day” means any day other than a Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law, regulation or executive order to close. On each Settlement Date, the Shares sold through the Manager for settlement on such date shall be issued and delivered by the Company to such Manager against payment of (i) the Net Proceeds or (ii) the Gross Proceeds from the sale of such Shares. In the event that the Manager delivers the Gross Proceeds to the Company at a Settlement Date, the Managers’ Compensation shall be set forth and invoiced in a periodic statement from the Manager to the Company and payment of such amounts shall be made promptly by the Company after its receipt thereof. Settlement for all such Shares shall be effected by free delivery of the Shares by the Company or its transfer agent to the applicable Manager’s account, or to the account of the Manager’s designee, at The Depository Trust Company (“DTC”) through its Deposit and Withdrawal at Custodian System (“DWAC”) or by such other means of delivery as may be mutually agreed upon by the parties hereto, which in all cases shall be freely tradable, transferable, registered shares eligible for delivery through DTC, in return for payments in same day funds delivered to the account designated by the Company. If the Company, or its transfer agent (if applicable), shall default on its obligation to deliver the Shares on any Settlement Date, the Company shall (A) indemnify and hold the Manager selling such Shares harmless against any loss, claim or damage (including reasonable legal fees and expenses) arising from or as a result of such default by the Company, and (B) pay such Manager any commission, discount or other compensation to which it would otherwise be entitled absent such default. The Authorized Company Representatives shall be the contact persons for the Company for all matters related to the settlement of the transfer of the Shares through DWAC for purposes of this Section 3(a)(vi).

(vii) At each Time of Sale, Settlement Date and Representation Date (as defined in Section 4(q) hereof), the Company shall be deemed to have affirmed each representation and warranty contained in this Agreement. Any obligation of a Manager to use its commercially reasonable efforts to sell the Shares on behalf of the Company shall be subject to the continuing accuracy of the representations and warranties of the Company herein, to the performance by the Company of its obligations hereunder and to the continuing satisfaction of the additional conditions specified in Section 6 of this Agreement.

(b) If the Company wishes to issue and sell the Shares other than as set forth in Section 3(a) of this Agreement (each, a “Placement”), it will notify the Managers of the proposed terms of such Placement. If a Manager, acting as principal, wishes to accept such proposed terms (which it may decline to do for any reason in its sole discretion) or, following discussions with the Company, wishes to accept amended terms, such Manager and the Company will enter into a Terms Agreement setting forth the terms of such Placement. In the event of a conflict between the terms of this Agreement and the terms of any Terms Agreement, the terms of such Terms Agreement will control.

(c) Under no circumstances shall the Company cause or request the offer or sale of any Shares if, after giving effect to the sale of such Shares, the aggregate Gross Proceeds or the aggregate number of the Shares sold pursuant to this Agreement would exceed the lesser of (i) the amount set forth in Section 1, (ii) the amount available for offer and sale under the currently effective Registration Statement, and (iii) the amount authorized from time to time to be issued and sold under this Agreement by the Company’s Board of Directors, or a duly authorized committee thereof, and notified to the Managers in writing. Under no circumstances shall the Company cause or request the offer or sale of any Shares at a price lower than the minimum price authorized from time to time by the Company’s Board of Directors or a duly authorized committee thereof, and notified to the Managers in writing.

(i) If either party has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Shares, it shall promptly notify the other party, and sales of the Shares under this Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party.

(d) Each sale of the Shares to or through the Managers shall be made in accordance with the terms of this Agreement or, if applicable, the Terms Agreement.

(e) Subject to such further limitations on offers and sales of Shares or delivery of instructions to offer and sell Shares as are set forth herein and as may be mutually agreed upon by the Company and the Managers, offers and sales of Shares pursuant to this Agreement shall not be requested by the Company and need not be made by the Managers (i) during any period in which the Company’s insider trading policy, as it exists on the date of this Agreement, would prohibit the purchase or sale of Common Stock by persons subject to such policy, (ii) during any other period in which the Company is, or could be deemed to be, in possession of material non-public information, or (iii) except as provided in Section 3(f) below, at any time from and including the date (each, an “Announcement Date”) on which the Company shall issue a press release containing, or shall otherwise publicly announce, its earnings, revenues or other results of operations (each, an “Earnings Announcement”) through and including the time that is 24 hours after the time that the Company files (a “Filing Time”) a quarterly report on Form 10-Q or an annual report on Form 10-K that includes consolidated financial statements as of and for the same period or periods, as the case may be, covered by such Earnings Announcement.

(f) If the Company wishes to offer, sell or deliver Shares at any time during the period from and including an Announcement Date through and including the time that is 24 hours after the corresponding Filing Time, the Company shall (i) prepare and deliver to the Managers (with a copy to counsel for the Managers) a Current Report on Form 8-K which shall include substantially the same financial and related information as was set forth in the relevant Earnings Announcement (other than any earnings projections, similar forward-looking data and officers’ quotations) (each, an “Earnings 8-K”), in form and substance reasonably satisfactory to the Managers, and obtain the consent of the Managers to the filing thereof (such consent not to be unreasonably withheld), (ii) provide the Managers with the officers’ certificate, accountants’ letter and opinions and letters of counsel called for by Section 4 hereof, (iii) afford the Managers the opportunity to conduct a due diligence review in accordance with Section 4(w) hereof, and (iv) file such Earnings 8-K with the Commission, then the provisions of clause (iii) of Section 3(e) shall not be applicable for the period from and after the time at which the foregoing conditions shall have been satisfied (or, if later, the time that is 24 hours after the time that the relevant Earnings Announcement was first publicly released) through and including the time that is 24 hours after the Filing Time of the relevant quarterly report on Form 10-Q or annual report on Form 10-K, as the case may be. For purposes of clarity, the parties hereto agree that (i) the delivery of any officers’ certificate, accountants’ letter and opinions and letters of counsel pursuant to this Section 3(f) shall not relieve the Company from any of its obligations under this Agreement with respect to any quarterly report on Form 10-Q or annual report on Form 10-K, as the case may be, including, without limitation, the obligation to deliver officers’ certificates, accountants’ letters and legal opinions and letters as provided in Section 4 hereof, and (ii) this Section 3(f) shall in no way affect or limit the operation of the provisions of clauses (i) and (ii) of Section 3(e), which shall have independent application.

(g) The Company acknowledges and agrees that (i) there can be no assurance that the Managers will be successful in selling the Shares, (ii) the Managers will incur no liability or obligation to the Company or any other person or entity if it does not sell Shares for any reason other than a failure by the Managers to use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell such Shares in accordance with the terms of this Agreement, and (iii) the Managers shall be under no obligation to purchase Shares on a principal basis pursuant to this Agreement, except as otherwise specifically agreed in writing by the Managers and the Company.

SECTION 4. Covenants of the Company and the Operating Partnership. The Company and the Operating Partnership, jointly and severally, agree with the Managers:

(a) To notify the Managers promptly of the time on or after the date of this Agreement when the Registration Statement or any amendment to the Registration Statement has been filed or become effective or when the Basic Prospectus, the Prospectus or any Permitted Free Writing Prospectus or any supplement to any of the foregoing has been filed; to prepare and file with the Commission, promptly upon the Managers’ request, any amendments or supplements to the Registration Statement, the Basic Prospectus, the Prospectus or any Permitted Free Writing Prospectus that, in the Managers’ reasonable opinion, may be necessary or advisable in connection with the offering of the Shares by the Managers; and to cause the Basic Prospectus, the Prospectus Supplement and the Prospectus and each amendment or supplement to the Basic Prospectus, the Basic Prospectus or the Prospectus to be filed with the Commission as required pursuant to the applicable paragraph of Rule 424(b) of the Act (without reliance on Rule 424(b)(8)) or, in the case of any Incorporated Document, to be filed with the Commission as required pursuant to the Exchange Act, within the time period prescribed; to furnish to the Managers a copy of each Permitted Free Writing Prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any Permitted Free Writing Prospectus to which the Managers reasonably object; to cause each Permitted Free Writing Prospectus to be filed with the Commission as required by Rule 433 of the Act (to the extent such filing is required by such rule) and to retain copies of each Permitted Free Writing Prospectus that is not required to be filed with the Commission in accordance with Rule 433 of the Act.

(b) To promptly advise the Managers, confirming such advice in writing, of any suspension of the Managers’ obligations under Rule 15c2-8 under the Exchange Act or any request by the Commission for amendments or supplements to the Registration Statement, the Basic Prospectus, the Prospectus or any Permitted Free Writing Prospectus (in each case including, without limitation, any Incorporated Document) or for additional information with respect thereto, or of notice of examination, institution of proceedings for or the entry of a stop order suspending the effectiveness of the Registration Statement or the institution of proceedings under Section 8A of the Act and, if the Commission should enter a stop order suspending the effectiveness of the Registration Statement or otherwise ordering the Company to cease and desist from sales of the Shares, to use its best efforts to obtain the lifting or removal of such order as soon as possible; to promptly advise the Managers of any proposal to amend or supplement the Registration Statement, the Basic Prospectus, the Prospectus or any Permitted Free Writing Prospectus (other than any amendment or supplement to be effected by the Company’s filing of a report, document or proxy or information statement pursuant to Sections 13, 14 or 15(d) of the Exchange Act, which shall be subject to the provisions of clause (ii) of Section 4(d) below), and to provide the Managers and their counsel copies of any such documents for review and comment a reasonable amount of time prior to any proposed filing.

(c) To make available to the Managers, as soon as practicable after this Agreement becomes effective, and thereafter from time to time to furnish to the Managers, as many copies of the Prospectus and each Permitted Free Writing Prospectus (or of the Prospectus or any Permitted Free Writing Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto after the effective date of the Registration Statement) as the Managers may request for the purposes contemplated by the Act; in case the Managers are required to deliver (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 under the Act or any similar rule), in connection with the sale of the Shares, a prospectus after the nine-month period referred to in Section 10(a)(3) of the Act, or after the time a post-effective amendment to the Registration Statement is required pursuant to Item 512(a) of Regulation S-K under the Act, the Company will prepare, at its expense, such amendment or amendments to the Registration Statement and the Prospectus as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Act or Item 512(a) of Regulation S-K under the Act, as the case may be.

(d) To file promptly all reports and documents and any preliminary or definitive proxy or information statement required to be filed by the Company with the Commission in order to comply with the Exchange Act for so long as a prospectus is required by the Act to be delivered (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Shares, and to provide the Managers, for their review and comment, with a copy of any reports and statements and other documents to be filed by the Company pursuant to Section 13, 14 or 15(d) of the Exchange Act a reasonable amount of time prior to any proposed filing.

(e) To pay the fees applicable to the Registration Statement in connection with the offering of the Shares within the time required by Rule 456(b)(1)(i) under the Act (without reliance on the proviso to Rule 456(b)(1)(i) under the Act) and in compliance with Rule 456(b) and Rule 457(r) under the Act.

(f) If the Company receives from the Commission a notice pursuant to Rule 401(g)(2) under the Act or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Company will (i) promptly notify the Managers, (ii) promptly file a new registration statement or post-effective amendment on the proper form relating to the Shares, in a form satisfactory to the Managers, (iii) use its best efforts to cause such registration statement or post-effective amendment to be declared effective as soon as practicable (if such filing is not otherwise effective immediately pursuant to Rule 462 under the Act), and (iv) promptly notify the Managers of such effectiveness. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Shares to continue as contemplated in the Registration Statement that was the subject of the notice under Rule 401(g)(2) under the Act or for which the Company has otherwise become ineligible. References herein to the Registration Statement relating to the Shares shall include such new registration statement or post-effective amendment, as the case may be.

(g) If immediately prior to the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, any of the Shares remain unsold by the Managers, the Company will, prior to the Renewal Deadline, if it has not already done so and is eligible to do so, file a new automatic shelf registration statement relating to the Shares, in a form satisfactory to the Managers. If the Company is not eligible to file an automatic shelf registration statement, the Company will, prior to the Renewal Deadline, if it has not already done so, file a new shelf registration statement relating to the Shares, in a form satisfactory to the Managers, and will use its best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Shares to continue as contemplated in the expired registration statement. References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be.

(h) To promptly notify the Managers of the happening of any event that could require the making of any change in the Prospectus then being used so that the Prospectus would not include an untrue statement of material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading and, subject to Section 4(b) and Section 4(d), to prepare and furnish, at the Company’s expense, to the Managers promptly such amendments or supplements to such Prospectus as may be necessary to reflect any such change; and to promptly notify the Managers of the happening of any event that could require the making of any change in any Permitted Free Writing Prospectus so that such Permitted Free Writing Prospectus would not conflict with information contained in the Registration Statement, the Prospectus or the Incorporated Documents or so that such Permitted Free Writing Prospectus would not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and, subject to Section 4(b) and Section 4(d), to prepare and furnish, at the Company’s expense, to the Managers promptly such amendments or supplements to such Permitted Free Writing Prospectus as may be necessary to eliminate any such conflict or reflect any such change.

(i) To furnish such information as may be required and otherwise to cooperate in qualifying the Shares for offering and sale under the securities or blue sky laws of such states or other jurisdictions as the Managers may reasonably designate and to maintain such qualifications in effect so long as required for the distribution of the Shares; provided, however, that the Company shall not be required to qualify as a foreign corporation or to consent to the service of process under the laws of any such jurisdiction (except service of process with respect to the offering and sale of the Shares); and to promptly advise the Managers of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for offer or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

(j) To make generally available to its security holders, and to deliver to the Managers, an earnings statement of the Company (which will satisfy the provisions of Section 11(a) of the Act) covering a period of twelve months beginning after the effective date of the Registration Statement (as defined in Rule 158(c) of the Act) as soon as is reasonably practicable after the termination of such twelve-month period but not later than eighteen months after the effective date of the Registration Statement (as such date is defined in Rule 158(c) under the Act).

(k) To apply the net proceeds from the sale of the Shares in the manner set forth under the caption “Use of Proceeds” in the Prospectus Supplement.

(l) Upon commencement of the offering of the Shares under this Agreement, not to sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to sell or otherwise dispose of or agree to dispose of, directly or indirectly, or permit the registration under the Act of, any shares of Common Stock or any other securities of the Company that are substantially similar to the Common Stock (“Similar Securities”) or any securities convertible into or exchangeable or exercisable for Common Stock or Similar Securities (including without limitation, any options, warrants or other rights to purchase Common Stock or Similar Securities), for so long as this agreement is in effect, in each case, without giving the Managers prior written notice of the proposed sale, specifying the nature of the proposed sale and the date of such proposed sale, as soon as reasonably practicable prior to the proposed sale, but in no event upon less than three full Trading Days’ prior notice for proposed sales arising in connection with mergers, acquisitions and similar business combination transactions and private placement transactions. Notwithstanding the foregoing, the Company may (i) register the offer and sale of the Shares through the Managers pursuant to this Agreement; (ii) file a registration statement on Form S-8 relating to Common Stock that may be issued pursuant to equity compensation plans existing as of the date of this Agreement and described in the Company’s reports filed with the Commission under the Exchange Act; (iii) issue securities under the Company’s equity compensation plans existing as of the date of this Agreement and described in the Company’s reports filed with the Commission under the Exchange Act; (iv) issue Common Stock upon the exercise of options and Units outstanding as of the date of this Agreement and described in the Company’s reports filed with the Commission under the Exchange Act or issued after the date of this Agreement under equity compensation plans described in clause (iii) of this sentence; (v) issue Common Stock pursuant to any existing dividend reinvestment plan, including the Company’s Direct Stock Purchase and Dividend Reinvestment Plan; and (vi) issue Units in connection with any acquisition or group of related acquisitions of real properties, or interests in real properties, if the amount of such Units represents less than 1% of the issued and outstanding shares of the Company’s Common Stock on a fully diluted basis. In the event that notice of a proposed sale is provided by the Company pursuant to this Section 4(l), the Managers may suspend activity under this Agreement for such period of time as may be requested by the Company or as may be deemed appropriate by the Managers.

(m) Not, at any time at or after the execution of this Agreement, to offer or sell any Shares by means of any “prospectus” (within the meaning of the Act), or use any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Shares, in each case other than the Prospectus or a Permitted Free Writing Prospectus.

(n) The Company will not, and will cause the Subsidiaries not to, take, directly or indirectly, any action designed, or which will constitute, or has constituted, or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(o) To use its best efforts to cause the Common Stock to be listed on the NYSE and to maintain such listing.

(p) To advise the Managers immediately after it shall have received notice or obtained knowledge of any information or fact that would alter or affect any opinion, certificate, letter and other document provided to the Managers pursuant to Section 6 herein.

(q) Upon commencement of the offering of the Shares under this Agreement, and each time that (i) the Registration Statement or the Prospectus shall be amended or supplemented (other than by the filing with the Commission of any document incorporated by reference therein, which shall be subject to the provisions of subclause (ii) below, and other than a prospectus supplement filed pursuant to Rule 424(b) under the Act relating solely to the offering of securities other than the Shares), (ii) there is filed with the Commission any document incorporated by reference into the Prospectus (other than a Current Report on Form 8-K or a proxy statement in connection with the Company’s annual or special meeting of shareholders, unless the Managers shall otherwise reasonably request), or (iii) the Managers may reasonably request (the date of commencement of the offering of the Shares under this Agreement and each date referred to in subclauses (i), (ii) and (iii) above, each a “Representation Date”), to furnish or cause to be furnished to the Managers forthwith a certificate of two of the Company’s executive officers, dated and delivered the Representation Date, in form satisfactory to the Managers to the effect that the statements contained in the certificate referred to in Section 6(g) of this Agreement which was last furnished to the Managers are true and correct as of such Representation Date as though made at and as of such date (except that such certificate shall state that such statements shall be deemed to relate to the Registration Statement and the Prospectus and to all Permitted Free Writing Prospectuses, in each case as amended and supplemented to such date) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in said Section 6(g), modified as necessary to relate to the Registration Statement and the Prospectus and to all Permitted Free Writing Prospectuses, in each case, as amended and supplemented to the time of delivery of such certificate.

(r) At each Representation Date, to furnish or cause to be furnished forthwith to the Managers a written opinion of Alston & Bird LLP, counsel to the Company (“Company Counsel”), or other counsel satisfactory to the Managers, dated and delivered as of such Representation Date, in form and substance satisfactory to the Managers, of the same tenor as the opinion referred to in Section 6(c) of this Agreement, but modified as necessary to relate to the Registration Statement and the Prospectus and to all Permitted Free Writing Prospectuses, in each case, as amended and supplemented to the time of delivery of such opinion.

(s) At each Representation Date, Clifford Chance US LLP, counsel to the Managers (“Managers Counsel”), shall deliver a written opinion, dated and delivered as of such Representation Date, in form and substance satisfactory to the Managers.

(t) With respect to Sections 4(r) and 4(s) above, in lieu of delivering such an opinion for dates subsequent to the commencement of the offering of the securities under this Agreement, such counsel may furnish the Managers with a letter to the effect that the Managers may rely on a prior opinion delivered under Sections 4(r) and 4(s), as the case may be, to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented as of such subsequent date).

(u) At each Representation Date, to furnish or cause to be furnished to the Managers forthwith a certificate of the Secretary of the Company, dated and delivered as of such Representation Date, in form and substance satisfactory to the Managers, of the same tenor as the certificate referred to in Section 6(e) of this Agreement, but modified to relate to the Registration Statement and the Prospectus, in each case, as amended and supplemented to the date of such certificate.

(v) Upon commencement of the offering of the Shares under this Agreement, and each time that (i) the Registration Statement or the Prospectus shall be amended or supplemented to include additional or amended financial information (other than an amendment or supplement effected by the filing with the Commission of any document incorporated by reference therein, which shall be subject to the provisions of subclauses (ii) and (iii) below), (ii) the Company shall file an annual report on Form 10-K or a quarterly report on Form 10-Q, (iii) upon request by the Managers to the Company, there is filed with the Commission any document (other than an annual report on Form 10-K or a quarterly report on Form 10-Q) incorporated by reference into the Prospectus which contains financial information, or (iv) the Managers may reasonably request, to cause the accountants, or other independent accountants satisfactory to the Managers, forthwith to furnish the Managers a letter, dated the date of the commencement of the offering, the date of effectiveness of such amendment, the date of filing of such supplement or other document with the Commission, or the date of such request, as the case may be, in form and substance satisfactory to the Managers, of the same tenor as the letter referred to in Section 6(f) of this Agreement, but modified to relate to the Registration Statement and the Prospectus and to all Permitted Free Writing Prospectuses, in each case, as amended and supplemented to the date of such letter.

(w) At each Representation Date, to conduct a due diligence session, in form and substance satisfactory to the Managers, which shall include representatives of the management and the accountants of the Company.

(x) To cooperate timely with any reasonable due diligence request from or review conducted by the Managers or their agents from time to time in connection with the transactions contemplated by this Agreement, including, without limitation, providing information and making available documents and access to appropriate officers during regular business hours and at the Company’s principal offices, as the Managers may reasonably request.

(y) That the Company consents to the Managers’ trading in the Common Stock for the Managers’ own accounts and for the accounts of their clients at the same time as sales of the Shares occur pursuant to this Agreement.

(z) If, to the knowledge of the Company or the Operating Partnership, any condition set forth in Section 6(a), 6(h) or 6(i) of this Agreement shall not have been satisfied on the applicable Settlement Date, to offer to any person, who has agreed to purchase the Shares from the Company as the result of an offer to purchase solicited by a Manager, the right to refuse to purchase and pay for such Shares.

(aa) To disclose in its quarterly report on Form 10-Q and in its annual report on Form 10-K the number of the Shares sold through or to the Managers under this Agreement, the Net Proceeds to the Company and the compensation paid by the Company with respect to sales of the Shares pursuant to this Agreement during the relevant quarter.

(bb) To ensure that prior to instructing the Managers to sell Shares, the Company shall have obtained all necessary corporate authority for the offer and sale of such Shares.

(cc) That each acceptance by the Company of an offer to purchase the Shares hereunder shall be deemed to be an affirmation to the Managers that the representations and warranties of the Company contained in or made pursuant to this Agreement are true and correct as of the date of such acceptance, as though made at and as of such date, and an undertaking that such representations and warranties will be true and correct as of the Settlement Date for the Shares relating to such acceptance, as though made at and as of such date (except that such representations and warranties shall be deemed to relate to the Registration Statement and the Prospectus and to all Permitted Free Writing Prospectuses, in each case, as amended and supplemented relating to such Shares).

(dd) The Company will use commercially reasonable efforts to continue to meet the requirements to qualify as a “real estate investment trust” under the Code.

SECTION 5. Payment of Expenses. The Company agrees with the Managers to pay all of its expenses incident to the performance of its obligations hereunder, including, but not limited to, such costs, expenses, fees and taxes in connection with (a) the preparation and filing of the Registration Statement, the Basic Prospectus, the Prospectus Supplement, the Prospectus, each Permitted Free Writing Prospectus and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Managers (including costs of mailing and shipment), (b) the registration, issue, sale and delivery of the Shares including any stock or transfer taxes and stamp or similar duties payable upon the sale, issuance or delivery of the Shares, (c) the producing, word processing and/or printing of this Agreement, any Powers of Attorney and any closing documents (including compilations thereof) and the reproduction and/or printing and furnishing of copies of each thereof to the Managers (including costs of mailing and shipment), (d) the qualification of the Shares for offering and sale under state laws and the determination of their eligibility for investment under state or foreign law and the preparation of any Canadian “wrapper” (including the reasonable legal fees and filing fees and other disbursements of U.S. and any Canadian or other foreign counsel for the Managers) and the printing and furnishing of copies of any blue sky surveys and any such Canadian “wrapper” to the Managers, (e) the listing of the Shares on the NYSE and any other securities exchange and any registration thereof under the Exchange Act, (f) any filing with, and any review of the public offering of the Shares by, FINRA, including the reasonable legal fees and disbursements of counsel for the Managers relating to FINRA matters, and (g) the fees and disbursements of the Company’s counsel and of the Company’s accountants. Except as provided in paragraph (b), the Managers shall pay their own out-of-pocket costs and expenses incurred in connection with entering into this Agreement and the transactions contemplated by this Agreement, including the fees and disbursements of counsel for the Managers, which fees and disbursements shall be divided between the Managers in amounts proportionate to the aggregate offering amount sold by each Manager under this Agreement.

(b) If an aggregate of 1,000,000 Shares (subject to adjustments to reflect any stock split, stock dividend, reorganization, recapitalization, reclassification or similar transaction occurring after the date hereof) have not been sold under this Agreement by the second anniversary of the date of this Agreement (or such earlier date on which the Company terminates this Agreement), the Company shall promptly reimburse the Managers for their reasonable out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Managers, incurred in connection with the offering contemplated by this Agreement.

SECTION 6. Conditions of Managers’ Obligations. The obligations of the Managers hereunder are subject to the accuracy of the representations and warranties on the part of the Company on the date hereof, any applicable Representation Date and as of each Settlement Date, the performance by the Company of its obligations hereunder, and to the following additional conditions precedent.

(a) (i) No stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Act or proceedings initiated under Section 8(d) or 8(e) of the Act, and no order directed at or in relation to any document incorporated by reference therein and no order preventing or suspending the use of the Prospectus has been issued by the Commission, and no suspension of the qualification of the Shares for offering or sale in any jurisdiction or, to the knowledge of the Company, the Operating Partnership or the Managers, of the initiation or threatening of any proceedings for any of such purposes, has occurred; (ii) the Registration Statement and all amendments thereto shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (iii) none of the Basic Prospectus or the Prospectus, and no amendment or supplement thereto, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; (iv) no Prospectus, together with any combination of one or more of the Permitted Free Writing Prospectuses, if any, and no amendment or supplement thereto, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; and (v) none of the Permitted Free Writing Prospectuses, if any, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

(b) Subsequent to the respective dates as of which information is given in the Registration Statement, the Basic Prospectus, the Prospectus and the Permitted Free Writing Prospectuses, if any, no material and unfavorable change, financial or otherwise (other than as referred to in the Registration Statement and Prospectus), in the business, condition or prospects of the Company and the Subsidiaries taken as a whole, in the judgment of the Managers, shall occur or become known and no transaction which is material and unfavorable to the Company (other than as referred to in the Registration Statement and Prospectus), in the judgment of the Managers, shall have been entered into by the Company or any of the Subsidiaries.

(c) The Company shall furnish to the Managers, at every date specified in Section 4(r) of this Agreement, an opinion of Company Counsel, addressed to the Managers, and dated as of such date, and in form satisfactory to the Managers, in the form set forth in Exhibit A hereto.

(d) The Managers shall have received, at every date specified in Section 4(s) of this Agreement, the favorable opinion of Managers Counsel, addressed to the Managers, and dated as of such date, and in the form and substance satisfactory to the Managers.

(e) The Managers shall have received, at every date specified in Section 4(u) of this Agreement, a certificate of the Secretary of the Company, dated as of such date, and in the form and substance satisfactory to the Managers.

(f) At the dates specified in Section 4(v) of this Agreement, the Managers shall have received from the accountants letters dated the date of delivery thereof and addressed to the Managers in the form and substance satisfactory to the Managers.

(g) The Company shall deliver to the Managers, at every Representation Date specified in Section 4(q) of this Agreement, a certificate of two of its officers to the effect that (i) the representations and warranties of the Company as set forth in this Agreement are true and correct as of the Representation Date, (ii) the Company has performed such of its obligations under this Agreement as are to be performed at or before such Representation Date, and (iii) the conditions set forth in paragraphs (a) and (b) of Section 6 have been met. The certificate shall also state that the Shares have been duly and validly authorized by the Company, that all corporate action required to be taken for the issuance and sale of the Shares has been validly and sufficiently taken, and that the Company’s Board of Directors or any other body with authority has not revoked, rescinded or otherwise modified or withdrawn such authorization or corporate action.

(h) All filings with the Commission required by Rule 424 or Rule 433 under the Act shall have been made within the applicable time period prescribed for such filing by Rule 424 (without reliance on Rule 424(b)(8)) and Rule 433, respectively.

(i) The Shares shall have been approved for listing on the NYSE.

(j) The Common Stock shall be an “actively-traded security” excepted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule.

(k) If, between the Time of Sale of any Shares and the corresponding settlement of the sale of such Shares on the scheduled Settlement Date, an event occurs which would result in the failure of any of the conditions described in Sections 6(a) and 6(b), then the Managers may cause the Company to cancel the sale by the Company to any purchaser thereof of all or a portion of such Shares and each of the Managers and the Company shall be released from any of its obligations under Section 3(a)(vi) with respect to such Shares. The Company shall hold the Managers harmless against any loss, claim, damage or expense (including reasonable legal fees and expenses), as incurred, arising out of or in connection with the cancellation of any sale pursuant to this Section 6(k).

SECTION 7. Indemnification and Contribution.

(a) The Company and the Operating Partnership, jointly and severally, agree to indemnify, defend and hold harmless the Managers and their respective affiliates, and their respective directors, officers, employees and agents and any person who controls either of the Managers within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation), as incurred, which, jointly or severally, the Managers or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information furnished in writing by or on behalf of the Managers to the Company or the Operating Partnership expressly for use in, the Registration Statement or arises out of or is based upon any omission or alleged omission to state a material fact in the Registration Statement in connection with such information, which material fact was not contained in such information and which material fact was required to be stated in such Registration Statement or was necessary to make such information not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact included in any Prospectus (the term Prospectus for the purpose of this Section 7 being deemed to include any Basic Prospectus, any Prospectus Supplement, any Prospectus and any amendments or supplements to the foregoing), in any Permitted Free Writing Prospectus, in any “issuer information” (as defined in Rule 433 under the Act) of the Company or in any Prospectus together with any combination of one or more of the Permitted Free Writing Prospectuses, if any, or arises out of or is based upon any omission or alleged omission to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except, with respect to such Prospectus or Permitted Free Writing Prospectus, insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information furnished in writing by or on behalf of the Managers to the Company or the Operating Partnership expressly for use in, such Prospectus or Permitted Free Writing Prospectus or arises out of or is based upon any omission or alleged omission to state a material fact in such Prospectus or Permitted Free Writing Prospectus in connection with such information, which material fact was not contained in such information and which material fact was necessary in order to make the statements in such information, in the light of the circumstances under which they were made, not misleading.

(b) Each Manager agrees, severally and not jointly, to indemnify, defend and hold harmless the Company and the Operating Partnership, their respective directors and officers, and any person who controls the Company and the Operating Partnership within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Company or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information furnished in writing by or on behalf of the Managers to the Company or the Operating Partnership expressly for use in, the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company), or arises out of or is based upon any omission or alleged omission to state a material fact in such Registration Statement in connection with such information, which material fact was not contained in such information and which material fact was required to be stated in such Registration Statement or was necessary to make such information not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information furnished in writing by or on behalf of the Managers to the Company or the Operating Partnership expressly for use in, the Prospectus Supplement or a Permitted Free Writing Prospectus, or arises out of or is based upon any omission or alleged omission to state a material fact in the Prospectus Supplement or a Permitted Free Writing Prospectus in connection with such information, which material fact was not contained in such information and which material fact was necessary in order to make the statements in such information, in the light of the circumstances under which they were made, not misleading.

(c) If any action, suit or proceeding (each, a “Proceeding”) is brought against a person (an “indemnified party”) in respect of which indemnity may be sought against the Company or the Managers (as applicable, the “indemnifying party”) pursuant to subsection (a) or (b), respectively, of this Section 7, such indemnified party shall promptly notify such indemnifying party in writing of the institution of such Proceeding and such indemnifying party shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify such indemnifying party shall not relieve such indemnifying party from any liability which such indemnifying party may have to any indemnified party or otherwise. The indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless the employment of such counsel shall have been authorized in writing by the indemnifying party in connection with the defense of such Proceeding or the indemnifying party shall not have, within a reasonable period of time in light of the circumstances, employed counsel to defend such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from, additional to or in conflict with those available to such indemnifying party (in which case such indemnifying party shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by such indemnifying party and paid as incurred (it being understood, however, that such indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). The indemnifying party shall not be liable for any settlement of any Proceeding effected without its written consent but, if settled with its written consent, such indemnifying party agrees to indemnify and hold harmless the indemnified party or parties from and against any loss or liability, as incurred, by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this Section 7(c), then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have fully reimbursed the indemnified party in accordance with such request prior to the date of such settlement, and (iii) such indemnified party shall have given the indemnifying party at least 30 days’ prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault or culpability or a failure to act by or on behalf of such indemnified party.

(d) If the indemnification provided for in this Section 7 is unavailable to an indemnified party under subsections (a) and (b) of this Section 7 or insufficient to hold an indemnified party harmless in respect of any losses, damages, expenses, liabilities or claims referred to therein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Operating Partnership, on the one hand, and the Managers, on the other hand, from the offering of the Shares, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Operating Partnership, on the one hand, and of the Managers, on the other, in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Operating Partnership, on the one hand, and the Managers, on the other, shall be deemed to be in the same respective proportions as the total proceeds from the offering (net of discounts and commissions but before deducting expenses) received by the Company, and the total discounts and commissions received by the Managers, bear to the aggregate public offering price of the Shares. The relative fault of the Company and the Operating Partnership, on the one hand, and of the Managers, on the other, shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company or the Operating Partnership, on the one hand, or by the Managers, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this subsection shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any Proceeding.

(e) The Company and the Managers agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in subsection (d) above. Notwithstanding the provisions of this Section 7, the Managers shall not be required to contribute any amount in excess of commissions received by it under this Agreement. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(f) The Company and the Managers agree promptly to notify each other of the commencement of any Proceeding against it and, in the case of the Company, against any of the Company’s officers or directors in connection with the issuance and sale of the Shares, or in connection with the Registration Statement, the Basic Prospectus, the Prospectus or any Permitted Free Writing Prospectus.

(g) For purposes of this Section 7, each director, officer, employee and agent of any Manager and each person, if any, who controls or is controlled by or is under common control with any of the Managers within the meaning of Section 15 of the Act or Section 20 of the Exchange Act shall have the same rights to contribution as its respective Manager, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls or is controlled by or is under common control with the Company or the Operating Partnership within the meaning of Section 15 of the Act or Section 20 of the Exchange Act shall have the same rights to contribution or the Company or the Operating Partnership, as the case may be.

SECTION 8. Representations and Agreements to Survive Delivery. The indemnity and contribution agreements contained in Section 7 and the covenants, warranties and representations of the Company contained in this Agreement or in certificates delivered pursuant hereto shall remain in full force and effect regardless of any investigation made by or on behalf of either of the Managers or any of their respective affiliates or their respective directors, officers, employees or agents or any person (including each director, officer, employee or agent of such person) who controls either of the Managers within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, or by or on behalf of the Company, its directors or officers or any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the issuance and delivery of the Shares.

SECTION 9. Termination.

(a) The Company shall have the right, by giving written notice as hereinafter specified, to terminate the provisions of this Agreement relating to the solicitation of offers to purchase the Shares in its sole discretion at any time. Any such termination shall be without liability of any party to any other party except that (i) if any of the Shares have been sold through one of the Managers on behalf of the Company, then Section 4(y) shall remain in full force and effect, (ii) with respect to any pending sale, through one of the Managers on behalf of the Company, the obligations of the Company, including in respect of compensation of the Managers, shall remain in full force and effect notwithstanding the termination, and (iii) the provisions of Sections 5, 7, 8, 10, 11, 12, 16, 17, 18, 19 and 20 of this Agreement shall remain in full force and effect notwithstanding such termination.

(b) Each Manager shall have the right, by giving written notice as hereinafter specified, to terminate the provisions of this Agreement relating to the solicitation of offers to purchase the Shares in its sole discretion at any time. Any such termination shall be without liability of any party to any other party except that the provisions of Sections 5, 7, 8, 10, 11, 12, 16, 17, 18, 19 and 20 of this Agreement shall remain in full force and effect notwithstanding such termination.

(c) This Agreement shall remain in full force and effect unless terminated pursuant to Sections 9(a) or (b) above or otherwise by mutual agreement of the parties; provided that any such termination by mutual agreement shall in all cases be deemed to provide that the provisions of Sections 5, 7, 8, 10, 11, 12, 16, 17, 18, 19 and 20 of this Agreement shall remain in full force and effect notwithstanding such termination.

(d) Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that such termination shall not be effective until the close of business on the date of receipt of such notice by the Managers or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of the Shares, such sale shall settle in accordance with the provisions of Section 3(a)(vi) of this Agreement.

SECTION 10. Notices. Except as otherwise herein provided, all statements, requests, notices and agreements under this Agreement shall be in writing and delivered by hand, overnight courier, mail or facsimile and, (a) if to the Managers, shall be sufficient in all respects if delivered or sent to (i) Barclays Capital Inc., 745 7th Avenue, New York, NY 10019, Attn: Syndicate Registration, Fax: (646) 834-8133, or for indemnification matters, Attn: Office of the General Counsel, Fax: (212) 520-0421, (ii) BB&T Capital Markets, 901 East Byrd Street, Suit 300, Richmond, VA 23219, Attention: [●], (iii) Citigroup Global Markets Inc., Attention: General Counsel, 388 Greenwich Street, New York, NY 10013, Fax: (646) 291-1469, (iv) J.P. Morgan Securities LLC, 383 Madison Avenue, 5th Floor, New York, NY 10179, Attention: Special Equities Group, Fax: (212) 622-6002, (v) RBC Capital Markets, LLC, Three World Financial Center, 200 Vesey Street, 8th Floor, New York, NY 10281, Attention: Equity Capital Markets, Fax (212) 428-6260, (vi) Scotia Capital (USA) Inc., Attention: Equity Capital Markets, 250 Vesey Street, 24th Floor, New York, NY 10281, Fax: (212) 225-6653 and (vii) Wells Fargo Securities, LLC, 375 Park Avenue, 4th Floor, New York, NY 10152, Attention: Equity Syndicate Department, Fax: (212) 214-5918 and Attention: Special Equities Desk, Fax: (212) 214-8918 (b) if to the Company, it shall be sufficient in all respects if delivered or sent to the Company at the offices of the Company at 600 East 96th Street, Suite 100, Indianapolis, Indiana 46240, Attention: General Counsel. Each party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose.

SECTION 11. Parties at Interest. The Agreement herein set forth has been and is made solely for the benefit of the Managers, on the one hand, and the Company and the Operating Partnership, on the other hand, and to the extent provided in Section 7 of this Agreement the controlling persons, employees, agents, directors and officers referred to in such section, and their respective successors, assigns, heirs, personal representatives and executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from the Managers) shall acquire or have any right under or by virtue of this Agreement.

SECTION 12. No Fiduciary Relationship. The Company and the Operating Partnership hereby acknowledge that each of the Managers is acting solely as sales agent and/or principal in connection with the purchase and sale of the Company’s Shares. The Company and the Operating Partnership further acknowledge that each of the Managers is acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s length basis, and in no event do the parties intend that either of the Managers acts or is responsible as a fiduciary to the Company and the Operating Partnership, its management, shareholders or creditors or any other person in connection with any activity that the Managers may undertake or have undertaken in furtherance of the purchase and sale of the Company’s Shares, either before or after the date hereof. Each of the Managers hereby expressly disclaims any fiduciary or similar obligations to the Company and the Operating Partnership, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and the Company and the Operating Partnership hereby confirm their understanding and agreement to that effect. The Company, the Operating Partnership and the Managers agree that they are each responsible for making their own independent judgments with respect to any such transactions and that any opinions or views expressed by either of the Managers to the Company and the Operating Partnership regarding such transactions, including, but not limited to, any opinions or views with respect to the price or market for the Company’s securities, do not constitute advice or recommendations to the Company and the Operating Partnership. The Company and the Operating Partnership hereby waive and release, to the fullest extent permitted by law, any claims that the Company and the Operating Partnership may have against any of the Managers with respect to any breach or alleged breach of any fiduciary or similar duty to the Company and the Operating Partnership in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions.

SECTION 13. Press Releases and Disclosure. The Company may issue a press release in compliance with Rule 134 under the Act describing the material terms of the transactions contemplated hereby as soon as practicable following the date hereof, and may file with the Commission a Current Report on Form 8-K describing the material terms of the transaction contemplated hereby, and the Company shall consult with the Managers prior to making such disclosures, and the parties shall use all reasonable efforts, acting in good faith, to agree upon a text for such disclosures that is reasonably satisfactory to all parties. No party hereto shall issue thereafter any Current Report on Form 8-K or press release or like public statement (including, without limitation, any disclosure required in reports filed with the Commission pursuant to the Exchange Act) related to this Agreement or any of the transactions contemplated hereby without the prior written approval, except as may be necessary or appropriate in the opinion of the party seeking to make disclosure to comply with the requirements of applicable law or stock exchange rules. If any such press release or like public statement is so required, the party making such disclosure shall consult with the other party prior to making such disclosure, and the parties shall use all reasonable efforts, acting in good faith, to agree upon a text for such disclosure that is reasonably satisfactory to all parties.

SECTION 14. Adjustments for Stock Splits. The parties acknowledge and agree that all share related numbers contained in this Agreement shall be adjusted to take into account any stock split effected with respect to the Shares.

SECTION 15. Entire Agreement. This Agreement constitutes the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, among the parties hereto with regard to the subject matter hereof.

SECTION 16. Counterparts. This Agreement may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the parties.

SECTION 17. Law; Construction. This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement (“Claim”), directly or indirectly, shall be governed by, and construed in accordance with, the internal laws of the State of New York.

SECTION 18. Headings. The Section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

SECTION 19. Submission to Jurisdiction. Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Company and the Operating Partnership consent to the jurisdiction of such courts and personal service with respect thereto. The Company and the Operating Partnership hereby consent to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement is brought by any third party against the Managers or any indemnified party. Each of the Managers and the Company and the Operating Partnership (on their behalf and, to the extent permitted by applicable law, on behalf of their shareholders and affiliates) waive all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Company and the Operating Partnership agree that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Company and the Operating Partnership and may be enforced in any other courts to the jurisdiction of which the Company and the Operating Partnership is or may be subject, by suit upon such judgment.

SECTION 20. Successors and Assigns. This Agreement shall be binding upon the Managers and the Company and their successors and assigns and any successor or assign of any substantial portion of the Company’s and the Managers’ respective businesses and/or assets.

[Signature Page Follows]

If the foregoing correctly sets forth the understanding among the Company, the Operating Partnership and the Managers, please so indicate in the space provided below for that purpose, whereupon this Agreement and your acceptance shall constitute a binding agreement among the Company, the Operating Partnership and the Managers. Alternatively, the execution of this Agreement by the Company and the Operating Partnership and its acceptance by or on behalf of the Managers may be evidenced by an exchange of telegraphic or other written communications.

Very truly yours,

DUKE REALTY CORPORATION

By:	/s/ Mark A. Denien
	Name:	Mark A. Denien
	Title:	Executive Vice President and Chief Financial Officer

DUKE REALTY LIMITED PARTNERSHIP

By:	Duke Realty Corporation, its general partner

By:	/s/ Mark A. Denien
	Name:	Mark A. Denien
	Title:	Executive Vice President and Chief Financial Officer

SIGNATURE PAGE TO THE EQUITY DISTRIBUTION AGREEMENT

ACCEPTED as of the date first above written

BARCLAYS CAPITAL INC.

By:	/s/ Victoria Hale
	Name:	Victoria Hale
	Title:	Vice President

SIGNATURE PAGE TO THE EQUITY DISTRIBUTION AGREEMENT

ACCEPTED as of the date first above written

BB&T CAPITAL MARKETS, A DIVISION OF BB&T SECURITIES, LLC

By:	/s/ Reid Burford
	Name:	Reid Burford
	Title:	Managing Director

SIGNATURE PAGE TO THE EQUITY DISTRIBUTION AGREEMENT

ACCEPTED as of the date first above written

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Achal Sakaria
	Name:	Achal Sakaria
	Title:	Vice President

SIGNATURE PAGE TO THE EQUITY DISTRIBUTION AGREEMENT

ACCEPTED as of the date first above written

J.P. MORGAN SECURITIES LLC

By:	/s/ Adam Rosenbluth
	Name:	Adam Rosenbluth
	Title:	Executive Director

SIGNATURE PAGE TO THE EQUITY DISTRIBUTION AGREEMENT

ACCEPTED as of the date first above written

RBC CAPITAL MARKETS, LLC

By:	/s/ John Perkins
	Name:	John Perkins
	Title:	Managing Director

SIGNATURE PAGE TO THE EQUITY DISTRIBUTION AGREEMENT

ACCEPTED as of the date first above written

SCOTIA CAPITAL (USA) INC.

By:	/s/ Josh Weismer
	Name:	Josh Weismer
	Title:	Managing Director

SIGNATURE PAGE TO THE EQUITY DISTRIBUTION AGREEMENT

ACCEPTED as of the date first above written

WELLS FARGO SECURITIES, LLC

By:	/s/ Elizabeth Alvarez
	Name:	Elizabeth Alvarez
	Title:	Managing Director

SIGNATURE PAGE TO THE EQUITY DISTRIBUTION AGREEMENT

Schedule A

Permitted Free Writing Prospectuses

None as of the date of the Equity Distribution Agreement to which this Schedule is attached.

Sch. A-1

Schedule B

Authorized Company Representatives

James B. Connor, President, Chief Executive Officer and Director, 317-808-6794 (f), 317-808-6282 (o), james.connor@dukerealty.com

Mark A. Denien, Executive Vice President and Chief Financial Officer, 317-808-6794 (f), 317-808-6667 (o), mark.denien@dukerealty.com

Mark Milnamow, Chief Accounting Officer, 317-808-6794 (f), 317-808-6045 (o), mark.milnamow@dukerealty.com

Chris L. Donovan, Vice President, Treasurer and Capital Markets, 317-808-6794 (f), 317-808-6050 (o), chris.donovan@dukerealty.com

Sch. B-1

Exhibit A

OPINION OF ALSTON & BIRD LLP

(1)	The Company is a corporation validly existing and in good standing under the laws of the State of Indiana. The Company has the corporate power and authority to conduct its business and own, lease and operate its properties as described in the Prospectus and to enter into and perform its obligations under the Equity Distribution Agreement.

(2)	The Operating Partnership is a limited partnership validly existing under the laws of the State of Indiana. The Operating Partnership has the partnership power and authority to conduct its business and own, lease and operate its properties as described in the Prospectus and to enter into and perform its obligations under the Equity Distribution Agreement.

(3)	Each of the Significant Subsidiaries is validly existing and in good standing as a corporation or partnership, as applicable, under the laws of the jurisdiction of its incorporation or formation, as applicable, with corporate or partnership power and authority to conduct its respective business and own, lease and operate its properties as described in the Prospectus. DRO has the partnership power to conduct its business and own, lease and operate its properties as described in the Prospectus.

(4)	Each of the Duke Entities is duly qualified as a foreign partnership or corporation, as applicable, to do business and is in good standing in the jurisdictions indicated on Exhibit A attached hereto, which jurisdictions the Company has informed us are the only jurisdictions where the failure to be so qualified could have a material adverse effect on the Duke Entities taken as a whole.

(5)	To our knowledge, all of the issued and outstanding shares of capital stock of the Company (other than the Shares) have been duly authorized and are validly issued, fully paid and non-assessable. As of the date hereof, the Company’s authorized capital stock consists of 600,000,000 shares of common stock and 5,000,000 shares of preferred stock.

(6)	To our knowledge, all of the issued and outstanding Units of the Operating Partnership held by the Company (other than those that will be issued in connection with the issuance of the Shares) have been duly authorized and are validly issued, fully paid and, except as provided under Indiana Code § 23-16-7-8 and except for general partner interests, non-assessable.

(7)	To our knowledge, all of the issued and outstanding shares of capital stock and partnership interests, as the case may be, of each of the Significant Subsidiaries have been validly issued and fully paid.

(8)

The Shares have been duly authorized by the Company and, when issued and delivered by the Company pursuant to the Equity Distribution Agreement against payment of the consideration for the Shares specified in the Equity Distribution Agreement, will be validly issued, fully paid and non-assessable and will not be subject to any preemptive or similar rights under any provision of the Indiana Business Corporation Law or under the

Exh. A-1

Sixth Amended and Restated Articles of Incorporation of the Company. The terms of the Shares conform in all material respects to all statements and descriptions thereof contained in the Prospectus. The form of stock certificate to be used to evidence the Shares is in the form required by the Indiana Business Corporation Law, the Sixth Amended and Restated Articles of Incorporation of the Company, and the Fourth Amended and Restated By-laws of the Company.

(9)	The Equity Distribution Agreement has been duly and validly authorized, executed and delivered by the Company and the Operating Partnership, as applicable, and the Company and the Operating Partnership have the power and authority to perform their obligations thereunder.

(10)	The execution and delivery of the Equity Distribution Agreement do not, and if the Company and the Operating Partnership were now to perform their respective obligations under such agreements, their performance would not, result in any:

(a) violation of the Company’s articles of incorporation or bylaws or the Operating Partnership’s certificate of limited partnership or partnership agreement or the similar governing instruments of the Significant Subsidiaries;

(b) violation of any existing federal or state constitution, statute, regulation, rule, order, or law to which, to our knowledge, the Company, the Operating Partnership, the Significant Subsidiaries or their respective assets are subject (except for state or foreign securities laws, as to which we express no opinion);

(c) breach of or default under any material written agreements filed as exhibits pursuant to Item 601(b)(10) of Regulation S-K promulgated under the Act to the Company’s and the Operating Partnership’s combined Annual Report on Form 10-K for the year ended December 31, 2015 or to any of the Company’s Quarterly Reports on Form 10-Q or Current Reports on Form 8-K since the date of such Annual Report, to which the Company and/or the Operating Partnership is a party or by which the Company, the Operating Partnership, the Significant Subsidiaries or their respective assets are bound and which we have been advised are the only material agreements to which the Company, the Operating Partnership and the Significant Subsidiaries are a party;

(d) creation or imposition of a contractual lien or security interest in, on or against the Company’s or the Operating Partnership’s or the Significant Subsidiaries’ assets under any material written agreements specified in clause (c) above; or

(e) violation of any judicial or administrative decree, writ, judgment or order to which, to our knowledge, the Company, the Operating Partnership, the Significant Subsidiaries or their respective assets are subject.

(11)	Commencing with its taxable year ended December 31, 1999, the Company has been organized, and has operated, in conformity with the requirements for qualification and taxation of the Company as a REIT under the Code, and the present and proposed method of operation (as described in the Prospectus and the Officer’s Certificate) of the Company will permit the Company to continue to so qualify.

Exh. A-2

(12)	The statements in the Basic Prospectus under the caption “Federal Income Tax Considerations” and the statements in the Prospectus Supplement under the caption “Recent Federal Income Tax Developments,” to the extent that they constitute matters of law, summaries of legal matters, documents or proceedings, or legal conclusions, are correct in all material respects.

(13)	None of the Duke Entities is, and after giving effect to the application of proceeds as described in the Prospectus will be, required to be registered under the 1940 Act.

(14)	No authorization, approval, consent or order of any court or governmental authority or agency or, to our knowledge, any other entity is required to be made or obtained by the Company or the Operating Partnership in connection with the offering, issuance or sale of the Shares pursuant to the Equity Distribution Agreement to the Agents, except such as may be required (a) under the Act or the regulations under the Act (“Rules and Regulations”), or state or foreign securities laws, (b) under real estate syndication laws, (c) by the New York Stock Exchange, and except for authorizations, approvals, consents or orders that have been received prior to the date hereof.

(15)	The Prospectus Supplement and the Basic Prospectus, in each case excluding the documents incorporated by reference therein (and other than the financial statements and supporting schedules and other financial and statistical data included therein, as to which we express no opinion), complied as to form, when so filed, in all material respects with the requirements of the Act and the Rules and Regulations.

(16)	The documents (other than the financial statements and supporting schedules and other financial and statistical data included therein, as to which we express no opinion) incorporated by reference in the Registration Statement and the Prospectus, at the time they were filed with the Commission, complied as to form in all material respects with the requirements of the Securities Exchange Act of 1934.

(17)	The Registration Statement is effective under the Act and no stop order suspending the effectiveness of the Registration Statement has been issued under the Act or proceedings therefor initiated or threatened by the Commission.

(18)	At the time the Registration Statement became effective and as of the date hereof, the Registration Statement and the Prospectus, excluding the documents incorporated by reference therein (and other than the financial statements and supporting schedules and other financial and statistical data included therein, as to which we express no opinion), complied as to form in all material respects with the requirements of the Act and the Rules and Regulations.

(19)	To our knowledge, there are no legal or governmental proceedings pending or threatened against any of the Duke Entities which are required to be disclosed in the Registration Statement or the Prospectus, other than those disclosed therein.

Exh. A-3

(20)	The information in the Prospectus under the headings “Duke Realty and the Operating Partnership,” “Company Overview,” “Description of Common Stock,” to the extent that it constitutes matters of law, summaries of legal matters, documents or proceedings, or legal conclusions is materially correct.

(21)	To our knowledge, there are no statutes, contracts, indentures, mortgages, loan agreements, notes, leases or other instruments which are required to be described or referred to in the Registration Statement or to be filed as exhibits thereto by the Rules and Regulations other than those described or referred to therein or filed as exhibits thereto, the descriptions thereof or references thereto are materially correct, and, to our knowledge, no material default by any of the Duke Entities exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument so described, referred to or filed.

(22)	To our knowledge, except as disclosed in the Prospectus and except for persons who received Units in connection with transactions with the Operating Partnership, there are no persons with registration or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company or the Operating Partnership under the Act.

(23)	The Company satisfies all conditions and requirements for filing the Registration Statement on Form S-3 under the Act and the Rules and Regulations as set forth in the Commission’s Form S-3.

Because of the inherent limitations in the independent verification of factual matters, and because of the character of the determinations involved in the preparation of the Prospectus, we are not passing upon and do not assume any responsibility for, and make no representation that we have independently verified the accuracy, completeness or fairness of the information contained in the Registration Statement, the Basic Prospectus, or the Prospectus or any Permitted Free Writing Prospectus (except as and to the extent stated in subparagraph 12 and 20 above). However, in the course of our review of the Equity Distribution Agreement and our participation in conferences with officers and other representatives of the Duke Entities, independent public accountants for the Duke Entities and the Managers named in the Equity Distribution Agreement and their counsel, at which the contents of the Registration Statement and the Prospectus and related matters were discussed and in the preparation of the Registration Statement, the Basic Prospectus, the Prospectus and any Permitted Free Writing Prospectus, nothing has come to our attention that leads us to believe that (i) the Registration Statement, at each time it is considered to have become effective as to the Managers pursuant to Section 11(d) of the Act and Rule 430B promulgated thereunder (excluding the financial statements and supporting schedules and other financial data included or incorporated by reference therein, as to which we express no belief), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) the Prospectus or any supplement thereto (excluding the financial statements and supporting schedules and other financial data included or incorporated by reference therein, as to which we express no belief), as of its date or the date hereof, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Exh. A-4

This opinion letter is provided to you for your use solely in connection with the transactions contemplated by the Equity Distribution Agreement and may not be used, circulated, quoted or otherwise referred to or relied upon by any other person or for any other purpose without our express written consent or used in any other transaction or context, except that Clifford Chance US LLP may rely on our opinions set forth in numbered paragraphs (1), (2) and (9) as to matters under the Indiana Business Corporation Law and the Indiana Revised Uniform Limited Partnership Act and our opinions set forth in numbered paragraph (8) regarding due authorization of the Shares by the Company for purposes of rendering its opinion letter to you pursuant to Section 6(c) of the Equity Distribution Agreement. The only opinions rendered by us in this opinion letter consist of those matters set forth in numbered paragraphs (1) – (21) hereof, and no opinion may be implied or inferred beyond those opinions expressly stated herein. This opinion letter is rendered as of the date hereof and we make no undertaking, and expressly disclaim any duty, to supplement or update this opinion letter, if, after the date hereof, facts or circumstances come to our attention or changes in the law occur which could affect such opinion.

Capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Equity Distribution Agreement to which this Exhibit is attached.

Exh. A-5